                                                                    Exhibit 99.1

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                               -------------------

                                    FORM 11-K

                               -------------------


                                  ANNUAL REPORT

                        PURSUANT TO SECTION 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              --------------------


                   For the fiscal year ended December 31, 1999


                              ---------------------


                           Commission File No. 1-14066


                Savings Plan of Southern Peru Copper Corporation
                         and Participating Subsidiaries


                        Southern Peru Copper Corporation
                                 180 Maiden Lane
                            New York, New York 10038

                Savings Plan of Southern Peru Copper Corporation
                         And Participating Subsidiaries

                       Financial Statements and Schedules

                        As of December 31, 1999 and 1998
               and for the years ended December 31, 1999 and 1998

                Savings Plan of Southern Peru Copper Corporation
                         And Participating Subsidiaries


                                      INDEX


                                                                         Page
                                                                        Number
                                                                        ------
Reports of Independent Accountants                                      B25-B26

Statement of Net Assets Available for Benefits
as of December 31, 1999                                                   B27

Statement of Net Assets Available for Benefits
as of December 31, 1998                                                   B28

Statement of Changes in Net Assets Available for Benefits
for the year ended December 31, 1999                                      B29

Notes to Financial Statements                                           B30-B36

Supplemental Schedules:
Schedule of Assets Held for
Investment Purposes as of December 31, 1999                               B37

Schedule of Reportable
Transactions for the year ended December 31, 1999                         B38

Consents of Independent Accountants                                     B39-B40

                    Report of Independent Public Accountants

                              --------------------

To the Plan Administrator of the Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries:

We have audited the accompanying statement of net assets available for benefits of the Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries (the "Plan") as of December 31, 1999, and the related statement of changes in net assets available for benefits for the year then ended. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1999, and the changes in net assets available for benefits for the year then ended in conformity with accounting principles generally accepted in the United States.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


Arthur Andersen

New York, New York
June 28, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS

                               -------------------


To the Participants and Administrative Committee of the Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries


In our opinion, the accompanying statements of net assets available for benefits, with fund information and the related statements of changes in net assets available for benefits, with fund information present fairly, in all material respects, the net assets available for benefits of Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries (the "Plan") at December 31, 1998 and December 31, 1997 and the changes in net assets available for benefits for the year ended December 31, 1998 and the seven months ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                    PricewaterhouseCoopers LLP


New York, New York

June 28, 1999

                Savings Plan of Southern Peru Copper Corporation
                         and Participating Subsidiaries
     Statement of Net Assets Available for Benefits, with Fund Information as of December 31, 1999

                                                                               Participant Directed
                                            ----------------------------------------------------------------------------------------
                                                                Vanguard                            Vanguard           Vanguard
                                              Vanguard          Extended          Vanguard        Money Market        Short Term
                                             Index Trust      Market Index     International     Reserves Prime      U.S. Treasury
ASSETS:                                     500 Portfolio         Fund          Growth Fund         Portfolio          Portfolio
-------                                     -------------         ----          -----------         ---------          ---------
Investments, at fair value

     Vanguard 500 Index Fund
        cost; $629,908)                         $ 820,124
     Vanguard Extended Market
        Index Fund (cost; $194,878)                                $ 234,177
     Vanguard International Growth
        Fund (cost; $245,602)                                                       $ 292,634
     Vanguard Prime Money Market
        Fund (cost approximates market)                                                                 $ 150,336
     Vanguard Short-Term Treasury
        Fund (cost; $49,899)                                                                                              $ 48,672
     Vanguard Total Bond Money
        Market Index Fund (cost;
        $137,343)
     Vanguard U.S. Growth Fund
        (cost; $656,478)
     Vanguard Wellington Fund
        (cost; $491,503)
     Vanguard Windsor II Fund
        (cost; $591,519)
     SPCC Common Stock
        (cost; $385,817)
     Loans to Participants
                                            --------------  -----------------  ---------------  ------------------   --------------

NET ASSETS AVAILABLE
     FOR PLAN BENEFITS                          $ 820,124          $ 234,177        $ 292,634           $ 150,336         $ 48,672
                                            ==============  =================  ===============  ==================   ==============

                                                                           Participant Directed
                                           -----------------------------------------------------------------------------------------

                                             Vanguard       Vanguard       Vanguard       Vanguard         SPCC
                                            Bond Index     U.S. Growth    Wellington     Windsor II       Common            Loan
ASSETS:                                        Fund           Fund           Fund           Fund        Stock Fund          Fund
-------                                        ----           ----           ----           ----        ----------          ----
Investments, at fair value

     Vanguard 500 Index Fund
        cost; $629,908)
     Vanguard Extended Market
        Index Fund (cost; $194,878)
     Vanguard International Growth
        Fund (cost; $245,602)
     Vanguard Prime Money Market
        Fund (cost approximates market)                                                                        $ 787
     Vanguard Short-Term Treasury
        Fund (cost; $49,899)
     Vanguard Total Bond Money
        Market Index Fund (cost;
        $137,343)                             $ 129,888
     Vanguard U.S. Growth Fund
        (cost; $656,478)                                      $ 841,012
     Vanguard Wellington Fund
        (cost; $491,503)                                                    $ 459,470
     Vanguard Windsor II Fund
        (cost; $591,519)                                                                  $ 513,719
     SPCC Common Stock
        (cost; $385,817)                                                                                      38,310
     Loans to Participants                                                                                                 $ 37,534
                                           -------------  --------------  ------------   -----------   --------------   ------------

NET ASSETS AVAILABLE
     FOR PLAN BENEFITS                        $ 129,888       $ 841,012     $ 459,470     $ 513,719         $ 39,097       $ 37,534
                                           =============  ==============  ============   ===========   ==============   ============

                                                    Non-
                                                 Participant
                                                  Directed
                                                ------------

                                                    SPCC
                                                   Common
ASSETS:                                          Stock Fund        Total
-------                                          ----------        -----
Investments, at fair value

     Vanguard 500 Index Fund
        cost; $629,908)                                           $ 820,124
     Vanguard Extended Market
        Index Fund (cost; $194,878)                                 234,177
     Vanguard International Growth
        Fund (cost; $245,602)                                       292,634
     Vanguard Prime Money Market
        Fund (cost approximates market)             $ 8,704         159,827
     Vanguard Short-Term Treasury
        Fund (cost; $49,899)                                         48,672
     Vanguard Total Bond Money
        Market Index Fund (cost;
        $137,343)                                                   129,888
     Vanguard U.S. Growth Fund
        (cost; $656,478)                                            841,012
     Vanguard Wellington Fund
        (cost; $491,503)                                            459,470
     Vanguard Windsor II Fund
        (cost; $591,519)                                            513,719
     SPCC Common Stock
        (cost; $385,817)                            423,678         461,988
     Loans to Participants                                           37,534
                                                ------------  --------------

NET ASSETS AVAILABLE
     FOR PLAN BENEFITS                            $ 432,382     $ 3,999,045
                                                ============  ==============

The accompanying notes are an integral part of these financial statements.

                Savings Plan of Southern Peru Copper Corporation
                         and Participating Subsidiaries
      Statement of Net Assets Available for Benefits, with Fund Information as of December 31, 1998

                                                                             Participant Directed
                                            ----------------------------------------------------------------------------------------
                                                                Vanguard                            Vanguard           Vanguard
                                              Vanguard          Extended          Vanguard        Money Market        Short Term
                                             Index Trust      Market Index     International     Reserves Prime      U.S. Treasury
ASSETS:                                     500 Portfolio         Fund          Growth Fund         Portfolio          Portfolio
-------                                     -------------         ----          -----------         ---------          ---------
Investments, at fair value

     Vanguard 500 Index Fund
        cost; $590,774)                         $ 705,439
     Vanguard Extended Market
        Index Fund (cost; $189,132)                                $ 190,879
     Vanguard International Growth
        Fund (cost; $161,067)                                                       $ 176,739
     Vanguard Prime Money Market
        Fund (cost approximates market)                                                                 $ 230,938
     Vanguard Short-Term Treasury
        Fund (cost; $45,019)                                                                                              $ 45,423
     Vanguard Total Bond Money
        Market Index Fund (cost;
        $142,178)
     Vanguard U.S. Growth Fund
        (cost; $458,809)
     Vanguard Wellington Fund
        (cost; $411,966)
     Vanguard Windsor II Fund
        (cost; $631,032)
     SPCC Common Stock
        (cost; $197,960)
     Loans to Participants
                                            --------------  -----------------  ---------------  ------------------   --------------

NET ASSETS AVAILABLE
     FOR PLAN BENEFITS                          $ 705,439          $ 190,879        $ 176,739           $ 230,938         $ 45,423
                                            ==============  =================  ===============  ==================   ==============

                                                                              Participant Directed
                                          ------------------------------------------------------------------------------------------

                                             Vanguard       Vanguard       Vanguard       Vanguard         SPCC
                                            Bond Index     U.S. Growth    Wellington     Windsor II       Common           Loan
ASSETS:                                        Fund           Fund           Fund           Fund        Stock Fund         Fund
-------                                        ----           ----           ----           ----        ----------         ----
Investments, at fair value

     Vanguard 500 Index Fund
        cost; $590,774)
     Vanguard Extended Market
        Index Fund (cost; $189,132)
     Vanguard International Growth
        Fund (cost; $161,067)
     Vanguard Prime Money Market
        Fund (cost approximates market)                                                                      $ 1,047
     Vanguard Short-Term Treasury
        Fund (cost; $45,019)
     Vanguard Total Bond Money
        Market Index Fund (cost;
        $142,178)                             $ 143,517
     Vanguard U.S. Growth Fund
        (cost; $458,809)                                      $ 552,261
     Vanguard Wellington Fund
        (cost; $411,966)                                                    $ 401,763
     Vanguard Windsor II Fund
        (cost; $631,032)                                                                  $ 650,882
     SPCC Common Stock
        (cost; $197,960)                                                                                      13,570
     Loans to Participants                                                                                                 $ 60,130
                                           -------------  --------------  ------------   -----------   --------------   ------------

NET ASSETS AVAILABLE
     FOR PLAN BENEFITS                        $ 143,517       $ 552,261     $ 401,763     $ 650,882         $ 14,617       $ 60,130
                                           =============  ==============  ============   ===========   ==============   ============

                                                  Non-
                                               Participant
                                                Directed
                                               ------------

                                                   SPCC
                                                  Common
ASSETS:                                         Stock Fund           Total
-------                                         ----------           -----
Investments, at fair value

     Vanguard 500 Index Fund
        cost; $590,774)                                            $ 705,439
     Vanguard Extended Market
        Index Fund (cost; $189,132)                                  190,879
     Vanguard International Growth
        Fund (cost; $161,067)                                        176,739
     Vanguard Prime Money Market
        Fund (cost approximates market)            $ 9,459           241,444
     Vanguard Short-Term Treasury
        Fund (cost; $45,019)                                          45,423
     Vanguard Total Bond Money
        Market Index Fund (cost;
        $142,178)                                                    143,517
     Vanguard U.S. Growth Fund
        (cost; $458,809)                                             552,261
     Vanguard Wellington Fund
        (cost; $411,966)                                             401,763
     Vanguard Windsor II Fund
        (cost; $631,032)                                             650,882
     SPCC Common Stock
        (cost; $197,960)                           122,620           136,190
     Loans to Participants                                            60,130
                                               ------------  ----------------

NET ASSETS AVAILABLE
     FOR PLAN BENEFITS                           $ 132,079       $ 3,304,667
                                               ============  ================

The accompanying notes are an integral part of these financial statements.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                YEAR ENDED
                                               DECEMBER 31,
                                                   1999
                                             -----------------
ADDITIONS
INVESTMENT INCOME:
  INTEREST AND DIVIDEND INCOME, INVESTMENTS        $ 217,999
  INTEREST INCOME, PARTICIPANT LOANS                   2,677
  NET APPRECIATION IN FAIR VALUE OF
    INVESTMENTS                                      348,050
                                             -----------------
                                                     568,726
                                             -----------------

CONTRIBUTIONS:
  EMPLOYER                                           174,081
  PARTICIPANTS                                       640,869
                                             -----------------
                                                     814,950
                                             -----------------

                                             -----------------
     TOTAL ADDITIONS                               1,383,676
                                             -----------------

DEDUCTIONS
  PAYMENT OF BENEFITS                                689,037
  OTHER DEDUCTIONS                                       262
                                             -----------------
     TOTAL DEDUCTIONS                                689,299
                                             -----------------

NET INCREASE                                         694,377

NET ASSETS AVAILABLE FOR PLAN BENEFITS:
 BEGINNING OF PERIOD                               3,304,667
                                             -----------------
 END OF PERIOD                                    $3,999,045
                                             =================

The accompanying notes are an integral part of these financial statements.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


           NOTES TO THE DECEMBER 31, 1999 AND 1998 FINANCIAL STATEMENTS

1.   PLAN DESCRIPTION

     The following description of the Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries (the "Plan") provides only general information. Reference should be made to the Plan document for a complete description of the Plan and Plan amendments, including eligibility requirements and vesting provisions.

     General:

     Effective June 1, 1985, Southern Peru Copper Corporation (the "Company") established the Plan, which has been amended thereafter. The Plan is a defined contribution plan and is administered by the Administrative Committee in accordance with authority delegated by the Board of Directors. The Plan is designed to provide a method of savings by eligible employees for their retirement and other needs.

     On May 9, 2000 the Board of Directors approved the termination of the Plan, and the taking of any action, including amending the Plan and giving notice to participants, to implement the termination.

     Contributions:

     An employee becomes eligible to participate in the Plan, after the completion of 30 days service. Each eligible employee wishing to participate in the Plan must elect to authorize pre-tax and/or post-tax contributions (the "contributions") by payroll deduction. Contributions are stated in whole percentages of 1% to 12% of the participant's earnings, as defined, or a specified dollar amount. A participant may elect to increase, decrease or suspend the contributions on the first day of any month. The Internal Revenue Code of 1986 (the "Code"), as amended, limited the maximum amount an employee may contribute on a pre-tax basis to 10,000 in 1999 and 1998.

     Participants are 100% vested in their contributions and earnings therein.

     Matching Company Contribution - Effective January 1, 1998, the Company matches the first 6% of a participant's monthly contribution at a rate of 50%. The matching contribution may be made in cash or Company common stock. Company contributions for the year ended December 31, 1999 consisted of cash in the amount of $174,081.

     The Company is not obligated to make a contribution during any period in which it has no accumulated retained earnings. The Company's contributions are subject to all legal restrictions, which may apply, including Sections 401 and 415 of the Code, which limit the annual contributions to an employee's account.

     Loans:

     The Plan provides for loans to participants who have participated in the Plan for at least one year, subject to certain limitations. The maximum loan allowed to each participant is limited to the lesser of 50% of the total value of the participant's account, or $50,000 reduced by the highest outstanding plan loan balance to such participant during the prior twelve-month period ending on the day before the date the loan is made.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

     A participant's loan is repayable within a maximum of five years or immediately upon termination of employment, if sooner. Interest is currently accrued at the prime rate, which was in existence on the first day of the month in which the loan was issued. Loans are collateralized by a lien on the participant's interest in the Plan. Loan repayments are made through payroll withholdings from the participant's earnings. A participant may pre-pay a loan at any time without penalty.

     2.  SIGNIFICANT PLAN AMENDMENTS

     On May 1, 1997, the Plan was amended, effective January 1, 1998, to appoint the Vanguard Fiduciary Trust Company (Vanguard) as the Trustee, Investment Manager and Recordkeeper of the Plan, modify the Plan year end to be December 31, permit employees to contribute on an after-tax basis, include non-U.S. expatriates as eligible employees, require the Company matching contribution to be invested in a Southern Peru Copper Corporation Common Stock Fund which was created and change the definition of compensation used for purposes of contributions to include only base salary.

     On November 4, 1997, the Plan was further amended, effective January 1, 1998, to change the eligibility waiting period from six months of service to 30 days of service and permit plan entry on the first day of any month, permit only one loan at a time, include a one year participation eligibility requirement for purposes of initiating a loan, provide for the transferability of the Company matching contributions for participants who attain age 64, remove existing hardship withdrawals subject to certain suspension penalties, revise the distribution provisions to grandfather the Joint and Survivor Annuity Option and frequency of installment payments for participants with account balances as of December 31, 1997, require the immediate distribution of account balances under $5,000, permit participants with account balances in excess of $5,000 to elect a distribution at any time prior to age 65, and provide for the payment of administrative expenses by the Company with the exception of expenses pertaining to loan administration, which shall be charged to participants with outstanding loan balances. The Plan was also amended to be in accordance with the Small Business Job Protection Act of 1996.

     Effective January 1, 1998, the Plan name was amended from the Southern Peru Copper Corporation 401(k) Savings Plan to the Savings Plan of Southern Peru Copper Corporation and Participating Subsidiaries.

     On May 9, 2000 the Board of Directors approved the termination of the Plan, and the taking of any action, including amending the Plan and giving notice to participants, to implement the termination.

     3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Investment Valuation:

     The Plan's investments are stated at fair value. Units of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. The Southern Peru Common Stock Fund is valued at its year-end closing price (comprised of year-end market price plus uninvested cash position). Participant loans are valued at cost which approximates fair value.

     Basis of Accounting:

     The financial statements of the Plan are prepared under the accrual method of accounting.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

     Investment Transactions and Investment Income:

     Transactions are accounted for on a trade-date basis. Average cost is the basis used in the determination of gains or losses on sales of securities. Dividend income is recorded at the ex-dividend (stockholder date of record) date. Interest income from participant loans is recorded as earned.

     Net appreciation (depreciation) in the fair value of the Plan's investments, as shown in the Statement of Changes in Net Assets Available for Benefits, consists of realized gains (losses) and unrealized appreciation (depreciation) on those investments.

     Payment of Benefits:

     Benefits are recorded when paid.

     Plan Expenses:

     The Company pays all administrative expenses of the Plan. The Company also pays the fees of consultants, auditors and counsel, and transfer taxes on shares of Southern Peru Copper Corporation Common Stock distributed to Plan participants or their beneficiaries, with the exception of loan administrative fees, which are charged to participants. Investment fees related to Vanguard funds and all other taxes, brokerage commissions and any other expenses directly relating to the investment of the Trust Fund are paid from assets of the plan.

     Use of Estimates:

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and the reported amounts of investment income and deductions during the reporting period. Actual results could differ from those estimates.

     Risks and Uncertainties:

     The plan provides for investment options in various mutual funds. Investment securities are exposed to various risks, such as interest rate, market and credit. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in near term would materially affect participants' account balances and the amounts reported in the Statement of Net Assets Available for Benefits and the participants are advised to read a Vanguard prospectus or the Plan's summary plan description before investing in any fund.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

     4.  INVESTMENT FUNDS

     Effective January 1, 1998 Vanguard is the investment manager and participant recordkeeper for all investment funds of the Plan. Vanguard is also the trustee of all of the funds.

     Upon enrollment in the Plan throughout 1998, participants directed their elected contributions to be invested in one or more of the following funds in multiples of 5%:

         o Vanguard Index Trust 500 Portfolio - A fund invested in all of the stocks included in the Standard & Poor's 500 Composite Index (the "Index") in approximately the same proportions as they are represented in the Index. At December 31, 1999, the number of Plan participants who held an interest in this fund was 68.

         o Vanguard Money Market Reserve Prime Portfolio - A fund invested in a portfolio of high quality money market instruments with maturities of one year or less. At December 31, 1999 the number of Plan participants who held an interest in this fund was 14.

         o Vanguard Short Term U.S. Treasury Bond Portfolio - A fund invested primarily in short-term U.S. Treasury securities with an average maturity of two to three years. At December 31, 1999, the number of Plan participants who held an interest in this fund was 6.

         o Vanguard Wellington Fund - A fund invested in bonds and common stocks. The bonds are held for relative stability of income and principal, while the common stocks are held for potential growth of capital and income. At December 31, 1999 the number of Plan participants who held an interest in this fund was 45.

         o Vanguard Index Extended Market Fund - A fund which provides investment results that correspond to the aggregate price and yield performance of the Wilshire 4500 Index. The Wilshire 4500 Index consists of over 4,500 U.S. common stocks (primarily medium and small capitalization stocks) that are not included in the Standard & Poor's 500 Composite Stock Price Index. At December 31, 1999, the number of Plan participants who held an interest in this fund was 29.

         o Vanguard U.S. Growth Fund - A fund invested primarily in a diversified portfolio of common stocks with above-average growth potential. At December 31, 1999, the number of Plan participants who held an interest in this fund was 62.

         o Vanguard Windsor II fund - A fund invested in common stocks to provide capital appreciation and dividend income. At December 31, 1999, the number of Plan participants who held an interest in this fund was 58.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

         o SPCC Common Stock Fund - A fund that invest exclusively in Southern Peru Copper Corporation common stock with a small amount of short-term reserves invested in the Vanguard Money Market Reserves Prime Portfolio to allow for timely responsiveness to Plan transactions. At December 31, 1999, the number of Plan participants who held an interest in this fund was 92.

         o Vanguard Bond Index Fund - A fund that holds a combination of securities which, taken together, are expected to perform similarly to the Lehman Brothers Aggregate Bond Index. At December 31, 1999, the number of Plan participants who held an interest in this fund was 17.

         o Vanguard International Growth Fund - The fund invests in stocks of high-quality, seasoned companies based outside the United States. It includes stocks with records of exceptional growth from more than 15 countries (including Japan, the United Kingdom, the Netherlands, Switzerland and Germany.) At December 31,1999, the number of Plan participants who held an interest in this fund was 31.

     The Plan also maintains the following fund:

         o Loan Fund - A fund designed to facilitate the recordkeeping and other administrative functions relating to loans made to participants based on their account balances (See Note 1).

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

      Vanguard as recordkeeper maintains individual account records reflecting each participant's net interest in each fund of the Plan in which such participant invests. Participant's net interest in each fund of the Plan is represented by units of participation. The following schedule shows the number of units and the net asset value per unit or per share in each fund:

                                        DECEMBER 31, 1999         DECEMBER 31, 1998
                                        -----------------         -----------------
                                                   Net Asset                Net Asset
                                      Number of      Value      Number of     Value
                                        Units       Per Unit      Units      Per Unit
                                        -----       --------      -----      --------
SPCC Common Stock Fund*                 40,610      $ 11.61       20,403      $ 7.19

Vanguard Index Trust
 500 Portfolio*                          6,060      $ 135.33       6,191     $113.95

Vanguard International
 Growth Fund*                           13,012      $ 22.49        9,416     $ 18.77

Vanguard Money Market
 Reserves Prime Portfolio              150,336       $ 1.00     230,938       $ 1.00

Vanguard Short Term U.S.
 Treasury Bond Portfolio                 4,862      $ 10.01       4,380      $ 10.37

Vanguard Wellington Fund*               16,433      $ 27.96      13,689      $ 29.35

Vanguard Windsor II Fund*               20,573      $ 24.97      21,805      $ 29.85

Vanguard U.S. Growth Fund*              19,320      $ 43.53      14,731      $ 37.49

Vanguard Extended Market
 Index Fund                              6,317      $ 37.07       6,234      $ 30.62

Vanguard Bond Index Fund                13,587       $ 9.56      13,974      $ 10.27

         * Represents 5% or more of net assets available for plan benefits as of December 31, 1999.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

5.   RELATED PARTY TRANSACTIONS

     The Plan invests in shares of mutual funds managed by an affiliate of Vanguard. Vanguard acts as trustee for only those investments as defined by the Plan. Transactions in such investments qualify as party-in-interest transactions, which are exempt from the prohibited transaction rules.

6.  TAX STATUS

     The Plan, as amended through August 13, 1990, received a favorable determination letter from the Internal Revenue Service ("IRS") that it is a qualified plan and trust under Section 401(a) of the Code and, thus, exempt from federal income taxes under provisions of Section 501(a) of the Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the code.

7.  TERMINATION PRIORITIES

     On May 9, 2000 the Board of Directors of Southern Peru Copper Corporation approved the termination of the Plan. In the event of termination or partial termination of the Plan, participants will receive the fair value of their account as of the date of such termination or partial termination.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                  Schedule of Assets Held for Investment Purposes
                              At December 31, 1999

                                                     Cost or       Market
  Identity of Issue or Borrower                    Book Value       Value
  -----------------------------                    ----------       -----
Vanguard Index Trust 500 Portfolio*                  $629,908     $820,124

SPCC Common Stock Fund*                               385,817      471,478

Vanguard Money Market Reserve Prime Portfolio*        150,336      150,336

Vanguard Short Term U.S. Treasury Bond
Portfolio*                                             49,899       48,672

Vanguard Wellington Fund*                             491,503      459,470

Vanguard Extended Market Index Fund*                  194,878      234,177

Vanguard U.S. Growth Fund*                            656,478      841,012

Vanguard Windsor II Fund*                             591,520      513,719

Vanguard Bond Index Fund*                             137,343      129,888

Vanguard International Growth Fund*                   245,602      292,635

LOAN FUND

Participants' Loan* (Interest rates range from
               7.75% to 8.75%)                              -       37,534
                                                 ----------------------------

TOTAL INVESTMENTS                                  $3,533,284    $3,999,045
                                                 ============================

*Parties-in-interest.

                SAVINGS PLAN OF SOUTHERN PERU COPPER CORPORATION
                         AND PARTICIPATING SUBSIDIARIES


                       Schedule of Reportable Transactions
                      for the year ended December 31, 1999

                                 Purchase       Selling      Basis of     Historical
    Description of Asset          Price          Price         Asset     Gain (Loss)
    --------------------          -----          -----         -----     -----------
SPCC Common Stock Fund*         $237,505          $58,952      $49,648      $9,304

*Party-in-interest.